33

                                                                 1
                                                                   EXHIBIT 10.21
                            ONSITE SERVICES AGREEMENT
                                  INTRODUCTION

         THIS AGREEMENT is entered into between Curtice Burns Foods, Inc. ("Client") and SCT Software & Resource Management Corporation ["SCT (TMD)"], a wholly-owned subsidiary of Systems & Computer Technology Corporation, on the Effective Date of June 18, 1997

                                   BACKGROUND

         SCT (TMD) is in the business of providing computing services to the commercial market. SCT (TMD) and Client desire to enter into this Agreement pursuant to which SCT (TMD) will plan, manage, provide and operate certain information systems environments for Client, all in accordance with the terms and conditions of this Agreement and as more fully set forth in the Scope of OnSite Services described in Exhibit A.

         Accordingly, the parties agree as follows:

                              TERMS AND CONDITIONS

SECTION 1. DEFINITIONS. The following definitions will apply to the terms used in this Agreement:

         "ADAGE Software" means those certain software products identified in the License Agreement, for which SCT (MDS) granted Client a license to use as provided for in the License Agreement.

         "Agreement" means this OnSite Services Agreement.

         "Application   Software"  means  the  application   computer  programs,
manuals, documentation and other related materials.

         "AWP" means, in each instance, the Annual Work Plan described in Exhibit A to be developed under this Agreement by SCT (TMD) for Client, as each such Annual Work Plan may be updated by the parties from time to time.

         "Cause" means termination of employment by or for any one of the following: (a) an employee's voluntary resignation from employment; (b) the death or disability of an employee; (c) the continuing failure by an employee substantially to perform his or her duties and obligations of employment; or (d) the willful misconduct of the employee.

         "Client Contract Administrator" means that person designated by Client to serve in such position under Section 4.2 of this Agreement, including such person's successor(s) in that position.

         "Confidential Information" means: (i) all Application Software and Systems Software which is licensed or otherwise provided to a party with notice of its confidential nature or restrictions as to its use; (ii) all business, financial, statistical, personnel and technical data in tangible and/or intangible form which a party maintains as confidential (including without limitation Client's customer lists); and (iii) any information which is defined as confidential by law, expressly deemed confidential in this Agreement, or provided or disclosed, by one party to the other, with notice of its confidential nature.

         "Commencement Date" means June 30, 1997.

          "Effective Date" means the date first identified in this Agreement as the "Effective Date."

         "Excluded Expenses" means those information technology expenses described in Exhibit D(1), the costs for which Excluded Expenses are not included in the amounts payable to SCT (TMD) under this Agreement but for which Client, and not SCT (TMD), will remain responsible.

         "Hardware"  means any and all  computers,  disk  drives,  tape  drives,
terminals,   printers,  and  other  computer  hardware  and  related  peripheral equipment.

         "Included Expenses" means those information technology expenses described in Exhibit D(2), the costs for which Included Expenses are included in the amounts payable to SCT (TMD) under this Agreement and for which SCT (TMD), and not Client, will remain responsible, subject to the conditions of Section 6.


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         "Intellectual  Property  Rights"  means  all  patents,  patent  rights, copyrights, copyright registrations, trade secrets, trademarks, service marks, trademark and service mark registrations, goodwill pertaining to trademarks and service marks, and Confidential Information.

         "License Agreement" means that certain Software License and Services Agreement entered into by and between Client and SCT (MDS) on or about the Effective Date, pursuant to which, inter alia, SCT (MDS) granted Client a right to use the ADAGE Software and agreed to provide Client with certain implementation, support and training services in connection with the ADAGE Software, all under the terms and conditions of such License Agreement, and for the fees specified therein.

          "Location"  means,   collectively  and  individually,   Client's  data
processing facilities in Rochester, New York and Tacoma, Washington.

         "Maintenance Agreement" means that certain Software Maintenance Agreement entered into by and between Client and SCT (MDS) on or about the Effective Date, pursuant to which, inter alia, SCT (MDS) agreed to provide Client with certain maintenance for and upgraded versions of the ADAGE Software under the terms and conditions of such Maintenance Agreement, and for the fees specified therein.

         "Network" means, in each instance, an arrangement of data processing communications peripherals operating with prescribed protocols, all of which, in concert, allow computing devices to interface with one another across a defined area or region.

         "OnSite Services" means the information technology services described in Exhibit A to be provided by SCT (TMD) under this Agreement..

         "Operational     Responsibility"    means    management,     technical,
troubleshooting, backup and other services to operate the applicable Hardware, Systems Software, and Application Software.

         "Prime Rate" means interest at a fluctuating rate per annum which at all times will be the lowest rate of interest generally charged from time to time (determined as of the first business day of each week, which rate will remain in effect until the first business day of the immediately succeeding week) by Mellon Bank, N.A., Philadelphia, PA and publicly announced by Mellon Bank, N.A. as its so-called "prime rate."

         "SCT Executive Director" means the SCT (TMD) employee designated by SCT
(TMD) to serve in such position under Section 4.1 of this Agreement, including such person's successor(s) in that position.

         "SCT (MDS)" means SCT Manufacturing & Distribution Systems, Inc., an affiliate of SCT (TMD) that is also a wholly-owned subsidiary of Systems & Computer Technology Corporation.

         "Secured Early Termination Fee" means the additional applicable amount payable to SCT (TMD) upon the termination of this Agreement, as set forth in
Section 6.4, which Secured Early Termination Fee is to be secured by a letter of credit as provided for in that certain schedule attached to this Agreement as Exhibit F. ,

         "Service  Enhancement  Request"  means a request by Client  pursuant to
Section 12 that SCT (TMD) provide Supplemental Services, in a written form signed by both parties and expressly amending this Agreement.

         "STIP" means the "Short Term Improvement Plan" described in Exhibit A.

         "Supplemental Services" means those additional and separately billable services which are beyond the OnSite Services described in Exhibit A, and which SCT (TMD) may otherwise provide at the written request of Client.

          "Systems Component" means, alternatively, Hardware, Systems Software or Application Software.

          "Systems" means Hardware, Systems Software, and Application Software, operating together.

         "Systems Software" means the operating systems, database management, fourth generation computer language facilities, tools, and other systems software and related documentation contained in the Systems.

         "Transitioned Employees" means those individuals who, as of the Commencement Date, were employees of Client in the Transitioned Positions, accept an offer of employment with SCT (TMD) as provided for in Section 4.5 of this Agreement.

         "Transitioned   Positions"  means  the  Client  information  technology
positions identified in Exhibit C, which Transitioned Positions will be assumed and staffed by SCT (TMD) as of the Commencement Date.

         "Unsecured Early Termination Fee" means the applicable amount payable to SCT (TMD) as set forth in Section 6.3, upon the termination of this Agreement.

         "Without Cause" means any termination of employment with SCT (TMD) other than for Cause.

SECTION 2.  SERVICES.

         2.1 Included Services. SCT (TMD) will furnish the Client with: (a) the specific OnSite Services described in Exhibit A in connection with the Systems Components specifically listed in Exhibit B(1); (b) the use of the Systems Components generally described in Exhibit B(2); and (c) the specific OnSite Services described in Exhibit A in connection with the Systems Components generally described in Exhibit B(2). These OnSite Services, as described in this Agreement and Exhibit A, are the basis for the financial terms set forth in
Section 6 of this Agreement. This Agreement specifically excludes any responsibility for providing any services other than those services specifically set forth in Exhibit A in connection with the Systems Components identified in Exhibit B(1) and generally described in Exhibit B(2). The Operational Responsibility for any Systems/Systems Components in addition to those listed in Exhibits B(1) and B(2) [excepting specifically that SCT (TMD) will assume Operational Responsibility for the substitutional Systems/Systems Components generally described in Exhibit B(2) as part of the OnSite Services, and not as Supplemental Services] will be added at Client's request at a later date, subject to availability of SCT (TMD) personnel and expertise, pursuant to an approved Service Enhancement Request (See Section 12).

         2.2 Supplemental Services. SCT (TMD) may provide Supplemental Services, subject to the availability and expertise of SCT (TMD) personnel, at such additional cost for such Supplemental Services as agreed to by both parties in a Service Enhancement Request.

SECTION 3.  CERTAIN CLIENT OBLIGATIONS.

         3.1 Location of Systems. Client will not remove all or any part of the Systems for which SCT (TMD) has Operational Responsibility from the Location on or after the Commencement Date without first obtaining SCT (TMD)'s prior written consent. Neither Client nor SCT (TMD) will remove any markings appearing on any Hardware, Application Software, or Systems Software signifying ownership thereof. Notwithstanding the foregoing, Client may relocate its existing data center to a different Location at Client's sole cost and expense. In such event, and in addition to all other amounts payable under this Agreement, Client will reimburse SCT (TMD) for all costs incurred by SCT (TMD) as a result of such relocation, including relocation and termination costs in connection with SCT
(TMD) personnel providing OnSite Services. In addition, the parties agree to negotiate in good faith to determine how SCT (TMD) will additionally be compensated under this Agreement for any increase in costs (such as, but without limitation, any increased labor costs resulting from Client establishing a Location in an area with a higher cost of living) that SCT (TMD) realizes as a result of such Location change.

         3.2 Access. Client agrees to permit SCT (TMD)'s authorized personnel, and third parties as may be authorized by SCT (TMD), access to both the Systems for which SCT (TMD) has Operational Responsibility, and to such information, data, data communication services, and communication lines, at such times and for such purposes as reasonably necessary or appropriate to permit SCT (TMD) to perform its obligations under this Agreement. Notwithstanding the foregoing, however, SCT (TMD) will be responsible for maintaining the confidentiality of such Client Confidential Information as may be accessed by such third parties so authorized by SCT (TMD) as provided for in this Section 3.2, and will employ appropriate measures (such as having such third parties execute a Client-approved non-disclosure agreement) to so protect such Confidential Information of Client.

         3.3 Operation of Systems. In order to permit SCT (TMD) to perform its obligations under this Agreement, except as otherwise provided for in this Agreement, no party other than SCT (TMD) will operate the Systems for which SCT
(TMD) has Operational Responsibility, either on site or remotely, without the prior written consent of SCT (TMD). SCT (TMD) personnel will comply with the rules of Client with respect to access to Client's offices, data and records.

         3.4 Availability of Client Personnel. Upon SCT (TMD)'s reasonable request, Client agrees to make its personnel, including appropriate professional personnel, administrative personnel and other employees, reasonably available for consultation at mutually convenient times to facilitate SCT (TMD)'s fulfillment of its obligations under this Agreement.

         3.5 Facilities and Services to be Provided by Client. Client will provide to SCT (TMD) use of the following in order to permit SCT (TMD) to perform its obligations under this Agreement:

                  (a) Appropriate, reasonable floor and office space and modifications to space and facilities (if applicable) for the Systems for which SCT (TMD) has Operational Responsibility, and for all SCT (TMD) personnel providing OnSite Services, and security and janitorial support for such facilities;

                  (b) Utilities, including special power and air conditioning reasonably required for operation of the Systems for which SCT (TMD) has Operational Responsibility. Such utility services will include continuous electrical power and environmental conditioning capacity (including without limitation a back-up power supply) to meet vendor specifications for operation of the Systems for which SCT (TMD) has Operational Responsibility, and for storage of computer supplies;

                  (c) General office equipment, such as desks, chairs, computer workstations with Client-standard software and printing capability, files, supplies, report reproduction capability and telephone service reasonably requested by SCT (TMD) to accommodate SCT (TMD) personnel rendering the OnSite Services, in support of Client business activities;

                  (d)  Fire  protection   equipment  to  protect  against  the
destruction of the Systems and computer data stored on-site;

                  (e) Storage facilities for historical files and back up materials with which to rebuild data and systems files in the event working files are destroyed;

                  (g) On-site storage for expendable computer supplies to provide a working level of such supplies on hand at all times, with immediate access to a minimum five (5) days of supply and three (3) day access to a minimum thirty (30) day supply;

                  (h) Parking spaces at the same cost and to the same extent parking is available to Client's employees.

         3.6 Client Users. Client will be responsible for and inform SCT (TMD) in writing of the users authorized to access any of the Systems for which SCT
(TMD) has Operational Responsibility, describing specifically the rights and types of access each user is granted. Client will not change such rights or types of access without first informing SCT (TMD) in writing of such change. SCT
(TMD) will not be responsible for any program malfunction or breach of security caused by any use of such Systems by anyone other than SCT (TMD), whether or not such user has the right to access the Systems; however, SCT(TMD) will provide required support to identify, rectify and recover from any such program malfunction, subject to Client's agreement in any such instance to reallocate SCT (TMD) personnel providing OnSite Services for that purpose.

         3.7 Physical Support. Any changes in physical support provided by Client (e.g., planned water or power outages and repair work) will be promptly brought to SCT (TMD)'s attention to allow SCT (TMD) to evaluate the impact on computer center operations and, where possible, to take action to minimize the effect on such operations.

         3.8   Ownership.

                  (a) SCT (TMD) will have no ownership, leasehold and/or other proprietary interest in the existing Systems Components identified in Exhibit B(1).

                  (b) As part of the OnSite Services, SCT (TMD) will, during the term of this Agreement, provide Client with the beneficial use of the Systems Components generally described in Exhibit B(2). Provided that Client has then paid to SCT (TMD) all amounts due and owing under this Agreement (including without limitation both the applicable Unsecured Early Termination Fee provided for in Exhibit E and the Secured Early Termination Fee provided for in Exhibit
F), upon the expiration or earlier termination of this Agreement, SCT (TMD) or its financial assignee will convey or arrange to convey to Client an ownership interest in and to the Hardware listed on Exhibit B(2), and a continuing right of use for the Systems Software and Application Software. Client agrees to cooperate with SCT (TMD) and/or its financial assignee, and to execute such documents as are reasonably necessary to effect conveyance of the aforesaid interests in the Hardware, Systems Software, and Application Software generally described in Exhibit B(2) to Client. Until such time as SCT (TMD) has conveyed or arranged to convey to Client the ownership interest in and to the Hardware listed on Exhibit B(2), and a continuing right of use for the Systems Software and Application Software, Client, at its expense, agrees to maintain comprehensive property and casualty insurance on such Exhibit B(2) Systems Components for the full replacement cost therefor [SCT (TMD) acknowledging that, as of the Effective Date, such coverage would be subject to a $500,000 deductible, but for which deductible amount Client will remain responsible], and further agrees to take such actions as are reasonably necessary to name SCT
(TMD) or its financial assignee as an additional insured under all such coverage. Client will provide SCT (TMD) with certificates evidencing such insurance coverage and SCT (TMD)'s (or its financial assignee's, as applicable) status thereunder as an additional insured from time to time upon SCT (TMD)'s reasonable request therefor. Such coverage will be primary coverage for such Systems Components notwithstanding any insurance SCT (TMD) may maintain in effect therefor.

                  (c) Notwithstanding any other provision of this Agreement, including without limitation Section 3.8(b) above, until such time as Client has paid to SCT (TMD) all amounts to be paid to SCT (TMD) under this Agreement, including without limitation the applicable Unsecured Early Termination Fee provided for in Exhibit E and the Secured Early Termination Fee provided for in Exhibit F, Client will not sell, gift, transfer, assign, pledge, hypothecate, divest or otherwise convey or provide any other party with any interest in or to the Hardware, Systems Software, and Application Software generally described in Exhibit B(2). Further, and without limitation, Client will execute such documents as are necessary, including without limitation executing Uniform
Commercial Code financing statements in favor of SCT (TMD) or SCT (TMD)'s financial assignee (as otherwise permitted under this Agreement), for recording as a matter of public record.

                  3.9 New Systems.  SCT (TMD) and Client will  cooperate  and in good faith mutually agree on the Hardware, Systems Software or Application Software to be acquired for the good faith estimated capital amounts identified in Exhibit B(2). SCT (TMD) and Client acknowledge and agree that the acquisition of such different Hardware, Systems Software, and Application Software may result in increased expenses and the need or desire for additional services, if the Hardware, Systems Software and/or Application Software so acquired exceeds in cost the amounts identified therefor in Exhibit B(2). SCT (TMD) will not be responsible for any additional services or increased expenses resulting therefrom unless an approved Service Enhancement Request is executed by the parties pursuant to which SCT (TMD) will provide the Supplemental Services specified in the approved Service Enhancement Request. Conversely, to the extent that expenditures for any Systems Components from the estimated capital amounts identified in Exhibit B(2) are less then the amounts identified in Exhibit B(2), SCT (TMD) will credit the amount of such difference against the amounts otherwise due and owing from Client to SCT (TMD) under this Agreement.

SECTION 4. PERSONNEL

         SCT (TMD) will designate an SCT Executive Director, who will be physically located at Client's Rochester, New York Location, and who will be responsible for coordinating SCT (TMD)'s efforts in providing the OnSite Services and for communicating with the Client Contract Administrator with regard to the OnSite Services and the parties' obligations under this Agreement. SCT (TMD) may make a change in the SCT Executive Director upon providing Client with prior written notice that SCT (TMD) is making such change; PROVIDED, however, that, subject to the conditions set forth in the following sentence, SCT (TMD) will not make such a change in the SCT Executive Director without first obtaining Client's written consent until such time as the SCT Executive Director has served in the capacity for at least twelve (12) months. Client acknowledges that SCT (TMD)'s ability to so retain the SCT Executive Director are limited by certain factors beyond the reasonable control of SCT (TMD), such as the continued employment by SCT (TMD) of the SCT Executive Director or the death or disability of the SCT Executive Director. Client will have the right to request the removal of the SCT Executive Director if Client reasonably considers the SCT Executive Director to be unacceptable. If, after consultation with SCT
(TMD), Client so requests in writing that SCT (TMD) effectuate a change in the SCT Executive Director position, describing in detail the reason for Client's decision, SCT (TMD) will replace the existing SCT Executive Director, at no additional cost to Client therefor.

         4.2 Client Contract Administrator. Client will designate a Client Contract Administrator who will be responsible for communicating with the SCT Executive Director with regard to the OnSite Services and the parties' obligations under this Agreement. If Client decides to make a change in such position, Client will provide SCT (TMD) with written notice that Client is making such change.

         4.3 Other Services. SCT (TMD) personnel may occasionally perform services for Client at other locations or for others at the Location as long as the provision of such other services does not have a material adverse impact on SCT (TMD)'s performance of the OnSite Services.

         4.4 Non-Hiring of Employees. Except as specifically provided in this Agreement, during the term of this Agreement (including any extension thereof) and for a period of six (6) months thereafter, neither party, nor any party's related or affiliated organization, will solicit for hire, offer to hire, hire or in any way employ, engage the services of or otherwise compensate any employee of, or persons who have been employed during any term hereof by the other party, without obtaining the prior written consent of the other party. Notwithstanding the foregoing, the following exceptions will apply:

                  (a) If this Agreement expires or is terminated, Client may hire or employ SCT (TMD) employees who were Transitioned Employees and who are at the time of termination of this Agreement permanently assigned to Client's site;

                  (b)  Subject to the  enforceability  of this  provision  under applicable law, and except as the parties may otherwise agree to in any instance, neither SCT (TMD) nor Client may hire or solicit for hiring any employee who is no longer employed by the other and whose employment with the other had ended for a period of six (6) months or more prior to the date of the offer of employment by such other party; and
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                  (c) Either  party may  immediately  hire or solicit for hiring any former employee of the other if such other party involuntarily terminated such former employee's employment with the other party for any reason other than for avoiding any "no hiring" period described in Section described in this
Section 4.4.

          4.5 Use of Client Personnel. Client and SCT (TMD) have agreed that SCT
(TMD) will be hiring a number of Client's current employees. In this connection:

                  (a) Client  will make  available  to SCT (TMD) for hire by SCT
(TMD) all of Client employees who, as of the Effective Date, were serving in the Client positions identified in Exhibit C. SCT (TMD) and Client will review, on a case by case basis, whether SCT (TMD) will offer employment to any Client employee who served in a Client position identified in Exhibit C but who, for reasons of incapacity or disability (such as, but without limitation, a Client employee unable to work at such time because of an injury covered by Client under Workers Compensation), was not serving in such position as of the Effective Date. Each such person will become a Transitioned Employee upon his/her acceptance of employment with SCT (TMD). Except as specifically provided to the contrary herein, all Transitioned Employees will be retained for thirty
(30) days after the Commencement Date (the "Transition Period"). SCT (TMD) may terminate any Transitioned Employee during the Transition Period only for Cause. SCT (TMD) will not be obligated to pay any Transitioned Employee that is terminated for Cause during the Transitioned Period after the date of such termination.

                  (b) During the Transition Period, SCT (TMD) will review the work performance of each Transitioned Employee. Client agrees to indemnify, defend and hold SCT (TMD) harmless from, against and in respect of any and all damages, losses, deficiencies, liabilities, costs and expenses (including attorneys' fees and expenses) resulting from, relating to or arising out of the lawful termination of employment with SCT (TMD) of any Transitioned Employees on or before the expiration of the Transition Period. Client also agrees to indemnify, defend and hold SCT (TMD) harmless from, against and in respect of any and all damages, losses, deficiencies, liabilities, costs and expenses (including attorneys' fees and expenses) resulting from, relating to or arising out of any claim by a Transitioned Employee against SCT (TMD) based on facts or allegations which occurred, or promises which were made by Client, prior to the Commencement Date. SCT (TMD) agrees to indemnify, defend and hold Client harmless from, against and in respect of any and all damages, losses, deficiencies, liabilities, costs and expenses (including attorneys' fees and expenses) resulting from, relating to or arising out of the termination of employment with SCT (TMD) of any Transitioned Employees after the expiration of the Transition Period, except with respect to any vacation, sick, and personal day pay or any benefits of a similar nature accrued prior to the Commencement Date.

                  (c) Client will provide to SCT (TMD) an accounting of vacation, sick, and personal days, or other similar benefits, accrued as of the Commencement Date for all Transitioned Employees who are retained by SCT (TMD) beyond the Transition Period. Client will be responsible for any liability to any Transitioned Employee in connection with all such benefits accrued by such Transitioned Employee prior to the Commencement Date.

SECTION 5. TERM

         Subject to the events of termination of Section 13, the initial term of this Agreement will commence on the Commencement Date and continue for a period of 120 months.

SECTION 6.  FINANCIAL TERMS

         6.1 Fees. For the OnSite Services, SCT (TMD) will invoice Client on the first business day of each month during the term of this Agreement, one-twelfth (1/12th) of the applicable "Annual Payment" amount set forth in the schedule contained in Exhibit D. The amounts payable to SCT (TMD) under this Agreement include certain fees that would otherwise be paid to SCT (MDS). Supplemental Services will be invoiced monthly, as such Supplemental Services are provided. All amounts invoiced under this Agreement will be due thirty (30) days from the date of invoice issuance.

         6.2 Annual Labor Cost Adjustment. For each July 1 during the Term (beginning July 1, 1998), SCT (TMD) will calculate an annual labor cost adjustment to the "labor component" of each payment set forth in Exhibit D, with such annual labor cost adjustment to be no less than five percent (5%) and no more than seven percent (7%) for any given one (1) year period, all calculated as follows: If on January 1, 1998, and on any January 1 thereafter during the term of this Agreement, the Consumer Price Index for Urban Wage Earners and Clerical Workers, US average, presently published by the Bureau of Labor Statistics of the Department of Labor, is higher than the Consumer Price Index on January 1 immediately prior thereto (for this purpose, the latest January 1 being called the "Current Index" and the immediately preceding January 1 being called the "Base Index"), then on each subsequent July 1 during the term of this Agreement (beginning July 1, 1998), the "labor component" of each payment set forth in Exhibit D for the year beginning on that July 1 will be deemed, automatically without any further act by either party, increased accordingly to reflect the percentage increase of the then-Current Index over the then Base Index (subject to the limitations provided for above), compounded in each year by the labor cost adjustment applied for each previous year that this Agreement was in place. SCT (TMD) will calculate the annual labor cost adjustment and inform Client in writing of the results of the calculation.

If, for any period, SCT (TMD) believes that the labor cost adjustment provided for in this Section 6.2 should be increased above seven percent (7%) for any year beginning July 1 to reflect labor cost increases which have occurred because such increase does not adequately cover increasing labor costs, then the parties will negotiate in good faith to determine whether the "labor component" of each payment set forth in Exhibit D will be increased to reflect all or any such portion of such labor cost increases.

Without limiting any of the foregoing, promptly after receipt of Client's reasonable request therefor, SCT (TMD) will provide Client with data (such data which might include, without limitation, labor cost and wage statistics for the information technology industry from established survey providers for such information) supporting the provision of the labor cost adjustments made pursuant to this Section 6.2.

         6.3 Unsecured Early Termination Fee. Client will pay SCT (TMD) the applicable Unsecured Early Termination Fee pursuant to the provisions of Section
13.3. Without limiting the foregoing, Client acknowledges and understands that its obligation to pay SCT (TMD) the Unsecured Early Termination Fee is in addition to, and not in lieu of, Client's obligation to secure payment of and to remit payment of the Secured Early Termination Fee and/or any other amounts to SCT (TMD)for OnSite Services/Systems Components provided by SCT (TMD) through the date of expiration or earlier termination of this Agreement as otherwise provided for in this Agreement, but all without prejudice to SCT (TMD)'s other rights and remedies in the event of Client's material breach of this Agreement.

         6.4 Secured Early Termination Fee and Letter of Credit. Client, at its sole cost therefor, agrees to secure its obligation to pay to SCT (TMD) the Secured Early Termination Fee set forth in Exhibit F with an irrevocable letter of credit issued in favor of SCT (TMD) by CoBANK of Denver, Colorado. Such letter of credit must be in a form first approved by SCT (TMD), and will require payment to SCT (TMD) of the Secured Early Termination Fee in the applicable amounts provided for as of the dates in Exhibit F upon the expiration/earlier termination of this Agreement pursuant to the provisions of Section 13.3. Client will cause the letter of credit so securing payment of the Secured Early Termination Fee to be issued in favor of SCT (TMD) within fifteen (15) days after the Effective Date of this Agreement, and such letter of credit will remain in full force and effect in the applicable amounts and for the period provided for in Exhibit F. Without limiting the foregoing, Client acknowledges and understands that its obligation to secure payment of and to in fact pay to SCT (TMD) the Secured Early Termination Fee is in addition to, and not in lieu of, Client's obligation to remit payment of the Unsecured Early Termination Fee and/or any other amounts to SCT (TMD) for OnSite Services/Systems Components provided by SCT (TMD) through the date of expiration or earlier termination of this Agreement as otherwise provided for in this Agreement, but all without prejudice to SCT (TMD)'s other rights and remedies in the event of Client's material breach of this Agreementpre.

         6.5 Client Financial Responsibility/ Reconciliation Processes. Client will be responsible for all costs associated with Client data processing incurred through June 29, 1997, inclusive. SCT (TMD) will assume the responsibility for all costs associated with Client data processing incurred on or after the Commencement Date, excluding those costs set forth on Exhibit D(1), which pre-Commencement Date data processing costs will remain the responsibility of Client. In reviewing the Client financial records referenced in Section 6.8 below, SCT (TMD) has assumed that Client incurred data processing costs ratably over the course of a year. As soon as reasonably practicable, the parties will reconcile the costs incurred (as opposed to amounts expended) for Client data processing through June 29, 1997, and the parties will adjust the costs between themselves accordingly.

         6.6 Taxes. Taxes [other than taxes on SCT (TMD)'s net income, gross receipts, capital stock, or Included Expenses and associated Hardware] imposed by any taxing authority and based upon any OnSite Services or other goods and services furnished, or payments made under this Agreement, will be the responsibility of Client and will be payable in addition to all other amounts and charges.

         6.7 Interest. Without waiving any other right, balances of any kind past due in excess of thirty (30) days will bear interest at the lesser: of the Prime Rate plus three (3%) percent per annum; or the highest rate permitted by the laws of the State of New York.

         6.8 Pay Agent Status. Client hereby designates SCT (TMD) as Client's pay agent for data processing related purchases and acquisitions, so that SCT
(TMD) can, on behalf of Client, make payments to vendors providing goods and/or services to Client of the type for which SCT (TMD) assumes Operational Responsibility under this Agreement. Client covenants and agrees that it will promptly take all actions reasonably necessary to effect such designation of SCT
(TMD) as Client's pay agent as provided for in this Section 6.8.

         6.9 Client  Financial  Representations.  Client has  represented to SCT
(TMD) certain financial and budgetary information concerning Client's costs for providing data processing services for which SCT (TMD) will now be providing OnSite Services, and Client acknowledges that SCT (TMD) has materially relied on Client representations in determining the OnSite Services to be provided by SCT
(TMD) and the amounts to be paid by Client under this Agreement.

         6.10 Good Faith Management of Included Expenses. Exhibit D(2) sets forth an annual limitation on Included Expenses. SCT (TMD) has made a good faith estimate of such annual Included Expenses amounts based upon information provided by Client to SCT (TMD). Accordingly, SCT (TMD) agrees to use good faith efforts in managing expenditures under such Included Expenses amounts, and, prior to any such expenditure, to notify Client of the amount and the purpose for any expenditures that would materially exceed such amounts. For any expenditure that would so materially exceed such annual Included Expenses amounts, the parties agree to negotiate in good faith as to how the costs for such excess amounts will be borne by the parties.

         6.11 Rights of SCT (TMD) Regarding Financial Assignee of SCT (TMD). Notwithstanding the restrictions provided for in Section 15.3 of this Agreement, Client acknowledges that SCT (TMD) intends to engage the financial services of a third party bank, leasing company or similar financing entity, for the purpose of assisting SCT (TMD) in financing all or some portion of the transactions provided for in or otherwise contemplated by this Agreement. The parties further agree that it is in their mutual best interest under this Agreement for SCT
(TMD) to so engage such financial services. Client agrees that SCT (TMD) may, for the purpose of procuring or retaining such financing from such third party, assign certain of its financial rights (as opposed to its obligations to provide the OnSite Services) under this Agreement to such third party, such assignable rights to include, without limitation, SCT (TMD)'s rights under or in connection with Section 3.8(c); SCT (TMD)'s right to receive payment from Client under this Agreement upon Client's receipt of written notice from SCT (TMD)'s financial assignee demanding that such payments be made to such SCT (TMD) financial assignee instead of to SCT (TMD) [the parties acknowledging that Client's remittance of such payments to SCT (TMD)'s financial assignee is such instances will act to satisfy Client's obligation to otherwise remit such payments to SCT
(TMD)];  and the like. To that end, Client will cooperate with SCT (TMD) and SCT
(TMD)'s financial assignee to effect any such assignment of rights by SCT (TMD), such cooperation to include, without limitation and without prejudice to any claims or defenses that Client might otherwise have, executing such reasonable documentation to effect such assignments as may be reasonably requested by SCT
(TMD) or its financial assignee. The parties further agree that, subject to all other terms and conditions of this Agreement, Client's payment to SCT (TMD)'s financial assignee of any amounts that Client would otherwise pay to SCT (TMD) will not relieve SCT (TMD) of its obligation to provide the OnSite Services, and will not act to permit any degradation in SCT (TMD)'s performance of such OnSite Services.

SECTION 7.  INSURANCE.

         SCT (TMD), at its expense, will secure and maintain at all times during the period of performance of this Agreement, insurance as set forth in Section
7.2 below. In this connection:

         7.1 Certificates of Insurance. Upon receipt of Client's written request therefor, SCT (TMD) will provide Client with certificates of insurance (including certificates for renewal coverage, as applicable) with respect to the insurance maintained by SCT (TMD) as provided in Section 7.2 below.

         7.2  Amounts of Insurance; Cross Indemnity.

         SCT (TMD) agrees to maintain the following insurance:

         (a)  Workers'  Compensation  and  Employers'  Liability  with  Workers'
Compensation coverage that meets the requirements of the States of New York, Washington, Michigan and Georgia, and Employers' Liability coverage with limits of $500,000 each accident; $500,000 for injury by disease; and $500,000 each employee for injury by disease.

         (b) Disability benefits liability coverage to comply with the laws of the State of New York, Washington, Michigan and Georgia.

         (c) Commercial general liability insurance (including coverage for liability assumed under this Agreement) for bodily injury and property damage, personal injury and advertising injury, with limits of (i) $1,000,000 each occurrence and (ii) $2,000,000 annual aggregate.

         (d) Excess "umbrella" liability covering bodily injury, property damage, personal injury and advertising injury with a limit of not less than $10,000,000.

         (e) Client will be named as an additional insured under the policies described herein and all policies will be endorsed so that the insurer agrees to provide 30 days written coverage to Client in the event of cancellation, non-renewal or material change in coverage.

         (f) Notwithstanding any other provisions of this Agreement, SCT (TMD) and Client each agree that, with respect to damage to property covered by insurance, the party suffering the loss will release the other party from any and all liability with respect to such loss to the extent that such loss is recoverable from insurance proceeds.

         In the event any act or omission of a party or its employees, servants, agents or representatives causes or results in (i) loss, damage to or destruction of property of the other party or third parties, and/or (ii) death or injury to persons including, but not limited to, employees or invitees of either party, then such party will indemnify, defend and hold the other party harmless from and against any and all claims, actions, damages, demands, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, resulting therefrom. The indemnifying party will pay or reimburse the other party promptly for all such loss, damage, destruction, death or injury.

SECTION 8. COOPERATION

         The parties acknowledge and agree that performance under this Agreement will require the continued definition and setting of priorities, the balancing of competing tasks and schedules, and the adjustment of priorities over different tasks and different schedules. The parties will define the activities, schedules, and deliverables, and relative priorities with respect thereto, for each year during the term of this Agreement by means of the AWPs. SCT (TMD) and Client agree that they will each use good faith and reasonable efforts to define, plan, coordinate and execute the different priorities and schedules agreed to by the parties within the scope of this Agreement. In the AWPs, objectives will be established and will be subject to the priorities approved by Client, based on the services to be provided in each calendar year during the term of this Agreement as more specifically described in the Scope of Services set forth in Exhibit A.

SECTION 9. REMEDIES

         9.1 DISCLAIMER OF WARRANTIES. SCT (TMD) HEREBY DISCLAIMS ALL WARRANTIES OF ANY KIND, INCLUDING BUT NOT LIMITED TO, ANY EXPRESS WARRANTIES NOT INCORPORATED INTO THIS AGREEMENT AND ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IMPOSED BY LAW OR WHICH COULD OTHERWISE ARISE IN CONNECTION WITH SCT (TMD)'S PERFORMANCE UNDER THIS AGREEMENT.

         9.2 LIMITATION OF LIABILITY.

                  (A) EXCEPT IN CONNECTION WITH BODILY INJURY (INCLUDING DEATH) OR PHYSICAL DAMAGE TO TANGIBLE PROPERTY SOLELY CAUSED BY SCT (TMD) [FOR WHICH SCT (TMD)'S LIABILITY WILL INSTEAD, AND NOT ADDITIONALLY BE LIMITED BY AND SUBJECT TO THE AVAILABILITY OF THE INSURANCE PROCEEDS UNDER THE INSURANCE COVERAGE THAT SCT (TMD) IS OBLIGATED TO MAINTAIN UNDER SECTION 7 OF THIS AGREEMENT), SCT (TMD) AND CLIENT ACKNOWLEDGE AND AGREE THAT IN NO EVENT WILL SCT
(TMD)'S LIABILITY TO CLIENT, IF ANY, FOR ANY CLAIM OR REASON WHATSOEVER RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT EXCEED THE GREATER OF: (1) FIVE MILLION DOLLARS ($5,000,000); AND (2) THE FEES FOR ONSITE SERVICES THAT CLIENT, THROUGH THE DATE THAT SUCH LIABILITY FIRST AROSE, ACTUALLY PAID TO SCT (TMD) FOR ONSITE SERVICES IN THE YEAR THAT SUCH LIABILITY FIRST AROSE AND IN EACH OF THE TWO (2) IMMEDIATELY PRECEDING YEARS.

                  (B) EXCEPT IN CONNECTION WITH A MATERIAL BREACH OF ITS OBLIGATIONS REGARDING CLIENT'S CONFIDENTIAL INFORMATION, SCT (TMD) WILL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, LOSS OF DATA, AND LOSS OF REVENUES, EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE. EXCEPT IN CONNECTION WITH A MATERIAL BREACH OF ITS OBLIGATIONS REGARDING SCT (TMD)'S CONFIDENTIAL INFORMATION, CLIENT WILL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, LOSS OF DATA, AND LOSS OF REVENUES, EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE.

                  (C) THE LIMITATIONS SET FORTH IN THIS SECTION 9.2 APPLY TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION BREACH OF
CONTRACT, BREACH OF WARRANTY, SCT (TMD)'S NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION, AND OTHER CAUSES OF ACTION BASED ON SIMILAR LEGAL THEORIES.

                  (D) SCT (TMD) AND CLIENT FURTHER ACKNOWLEDGE AND AGREE THAT THEY ARE ENTERING INTO THIS AGREEMENT ON THE UNDERSTANDING THAT THE FEES FOR THE GOODS AND SERVICES TO BE PROVIDED UNDER THIS AGREEMENT HAVE BEEN SET TO REFLECT THE FACT THAT CLIENT'S REMEDIES, AND SCT (TMD)'S LIABILITY, WILL BE LIMITED AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AND IF NOT SO LIMITED, THE FEES FOR THE SAME WOULD HAVE BEEN SUBSTANTIALLY

HIGHER.  THE PARTIES HAVE AGREED THAT THE LIMITATIONS  SPECIFIED IN THIS SECTION
9.2 WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

         9.3 Internal Resolution Procedure. In the event that the parties have any disagreement, dispute, breach or claim of breach, non-performance, or repudiation arising from, related to or in connection with this Agreement or any of the terms or conditions hereof, or any transaction under this Agreement including but not limited to either party's failure or alleged failure to comply with any of the provisions of this Agreement (hereinafter collectively the "Dispute"), the parties will first conduct a multi-stage procedure as follows, it being agreed that for purposes of this Section 9.3, any reference to a particular representative of a party will also be deemed to include such particular representative's duly authorized successor or designee and such other persons as each party deems appropriate:

         (a) A party will provide notice to the other party of a Dispute, a copy of which also will be sent to the Client Contract Administrator and the SCT Executive Director. Within ten (10) business days of the giving of such notice of a Dispute, the Client Contract Administrator and SCT Executive Director will conduct a meeting either to: (i) resolve the matter and set forth such resolution in writing or (ii) define the Dispute in writing including a description of the position of each party and the other projects and tasks which would be affected by the proposed resolution submitted by the Client Contract Administrator and by the proposed resolution submitted by the SCT Executive Director. A copy of the writing described in this Section 9.3(a)(i) and (ii) will be provided to the persons who are to receive notices pursuant to this agreement in accordance with Section 15.1.

         (b) If the Client Contract Administrator and SCT Executive Director are unable to reach an agreement pursuant to Section 9.3(a) above, then within ten
(10) business days after such meeting, the Vice President of SCT (TMD) responsible for the implementation of this Agreement (the "SCT (TMD) Vice President") and the Vice President/Information Systems and Technology of Client will meet in Philadelphia, Pennsylvania to attempt to reach a resolution of the matter in light of the description of the Dispute submitted by the parties and further discussion among and between the parties and their respective representatives. If they are unable to resolve the Dispute, they will further define the Dispute in writing based upon discussions held at their meeting, if appropriate. A copy of the writing described in this Section 9.3(b) will be provided to the persons who are to receive notices pursuant to this agreement in accordance with Section 15.1.

         (c) If the SCT (TMD) Vice President and the Vice President/Information Systems and Technology of Client are unable to reach an agreement pursuant to
Section 9.3(b), then within fifteen (15) business days after such meeting, the President of SCT (TMD)'s Technology Management Division and the Vice President, Finance/Chief Financial Officer of Client will meet in Philadelphia, Pennsylvania, which meeting will also be attended by the SCT (TMD) Vice President and SCT Executive Director and the Vice President/Information Systems and Technology of Client and the Client Contract Administrator, to attempt to reach a resolution of the matter in light of the description of the Dispute submitted by the parties and further discussion among and between the parties and their respective representatives. If they are unable to resolve the Dispute, they will further define the Dispute in writing based upon discussions held at their meeting, if appropriate. A copy of the writing described in this Section 9.3(c) will be provided to the persons who are to receive notices pursuant to this agreement in accordance with Section 15.1.

         (d) If the President of SCT (TMD)'s Technology Management Division and the Vice President, Finance/Chief Financial Officer of Client are unable to reach an agreement pursuant to Section 9.3(c), then within fifteen (15) business days after such meeting, the Chief Executive Officer of SCT (TMD) and the Chief Executive Officer of Client will meet in Philadelphia, Pennsylvania, which meeting will also be attended by the party representatives identified in each of the preceding subsections of this Section 9.3, to attempt to reach a resolution of the matter in light of the description of the Dispute submitted by the parties and further discussion among and between the parties and their respective representatives.

         (e) If the parties are unable to resolve the dispute after following the procedures set forth in subparagraphs (a) through (d) of this Section 9.3, each party may require the other party to submit to mediation for a period not to exceed thirty (30) days. A party may require mediation by providing the other party, within ten (10) days after the meeting has taken place as contemplated by subparagraph (d) of this Section 9.3, a notice of demand for mediation, which also will be filed with the American Arbitration Association ("AAA") in Philadelphia, PA. Within ten (10) business days after the demand for mediation, representatives of the parties will agree on the selection of the mediator, who will be experienced in the computer services and software area and who will be on the list of mediators that exists or is compiled by the AAA. In the event the parties cannot agree upon the selection of a mediator, the AAA rules for the selection of a mediator will be followed, except that the selection will be a person experienced as provided in the immediately preceding sentence. The parties will move with all deliberate speed to commence the mediation proceedings and will negotiate in good faith in an attempt to resolve the Dispute. If the Dispute cannot be resolved within thirty (30) days of the appointment of the mediator, the parties are entitled to pursue all their remedies at law and in equity. Each party will pay one half of the fees of the mediator.

         (f) If the parties are unable to resolve the dispute after following the procedures set forth in this Section 9.3, the parties are entitled to pursue all their remedies at law and in equity. Notwithstanding the provisions of this
Section 9.3, either party may seek equitable relief at any time without the necessity of first complying with the provisions of this Section 9.3.

SECTION 10. CONFIDENTIALITY.

         10.1 Confidential Information.  Both parties agree that:

                  (a) This Agreement and the terms and conditions contained herein are the Confidential Information of SCT (TMD).

                  (b) Neither party will disclose any Confidential Information of the other party to any third party without first obtaining written consent;

                  (c) Each party will limit dissemination of the other party's Confidential Information only to those employees, contractors and agents who require access thereto to perform their functions under this Agreement and who sign appropriate nondisclosure agreements to protect such information;

                  (d) Each party agrees to return the Confidential Information to the disclosing party upon receipt of written request therefor, except that Client may keep an archival copy of this Agreement for its records, subject to all the terms and conditions contained in this Agreement relating to confidentiality;

                  (e) Each party agrees that the standard of care to be applied in the performance of the obligations set forth above will be the standard of care applied by the receiving party in treating its own Confidential Information of like importance, but at least reasonable care to prevent unauthorized copying, use, publication or disclosure.

                  (f) Subject to Section 10.2, each party acknowledges and agrees that, in the event of its threatened or actual breach of the provisions of this Section 10.1, damages alone will be an inadequate remedy, such breach will cause the other party great, immediate and irreparable injury and damage, and such other party will therefore be entitled to injunctive and other equitable relief in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

         10.2 Exceptions to Confidentiality. The obligation of nondisclosure of Confidential Information as set forth in Section 10.1 will not apply to any data or information that:

               (a) Was already rightfully in the possession of the receiving party or any of its related companies prior to disclosure and without obligation of confidentiality;

                    (b) Was independently developed by employees having no access to Confidential Information;

                    (c) Was rightfully received from a third party without restrictions on disclosure or use;

                  (d) Was available by inspection of products or services marketed without restrictions, offered for sale or leased in the ordinary course of business by either party hereto or others; or

                  (e) Was required to be produced or disclosed pursuant to applicable laws, regulations or court order, provided the receiving party has given the disclosing party the opportunity to defend, limit or protect such production or disclosure, and such disclosure is not greater than what was required to be produced or disclosed.

         10.3 Survival Of Obligations; Severability. Section 10 is severable from all other provisions of this Agreement and will stand on its own and remain in full force and effect as if it is an agreement unto itself supported by valid consideration, receipt of which is hereby acknowledged by the parties. The term of the provisions of this Section 10 will survive termination or expiration of this Agreement or any determination that this Agreement or any portion hereof or Exhibit hereto is void, voidable, invalid or unenforceable.

SECTION 11.  APPLICATION SOFTWARE RIGHTS.

         11.1 Rights to Existing Application Software. Except as otherwise set forth in this Agreement, Client will retain such right, title and interest in and to the Application Software listed on Exhibits B(1) and B(2) as it had prior to the Commencement Date of this Agreement [or, the case of Application Software generally described in Exhibit B(2), such right, title and interest in and thereto as

Client is to be granted upon the acquisition of such Application Software, it being understood that nothing in this Section 11.1 is intended to, and will not act, to limit in any way Client's obligations under Section 3.8(c) of this Agreement], and except as otherwise provided for in this Agreement, SCT (TMD) will have no right, title or interest in or to such Application Software for any purpose except, to the extent permitted by the applicable agreement relating thereto, the right to use, modify, enhance and operate such Application Software in order to perform services under this Agreement and as may be expressly set forth herein or in a separate written agreement executed between the parties. Client acknowledges and understands that SCT (TMD) may be prohibited from using, modifying, enhancing or operating certain Application Software and Systems Software set forth in Exhibits B(1) or B(2)as a result of restrictions contained in Client's license agreement in connection therewith. Client will use its best efforts to grant, or have granted to, SCT (TMD) the right to use, modify, enhance and operate such Application Software and Systems Software. SCT (TMD) will have no responsibility to use, modify, enhance or operate any such Application Software or Systems Software until SCT (TMD) is permitted to do so by the (as appropriate, amended) terms of any applicable license agreement or by applicable law.

         11.2 Rights to Newly Developed Application Software. Without limitation or prejudice to any provision of the License Agreement, SCT (TMD) will own all right, title and interest to any (i) new Application Software developed by SCT
(TMD) pursuant to this Agreement and (ii) modifications, enhancements, or improvements to Client's existing Application Software or Application Software of third parties developed by SCT (TMD) pursuant to this Agreement, to the extent the license agreement relating to such Application Software of third parties does not grant exclusive rights in any modifications, enhancements and improvements thereto to the licensor of such Application Software ("Developed Software"). SCT (TMD), without additional charge therefor, will grant Client a perpetual, non-exclusive, non-transferable license to use, for Client's in-house computing operations pursuant to the terms and conditions of this Agreement and Exhibit G, such Developed Software.

SECTION 12.  SERVICE ENHANCEMENT REQUEST.

         Client may request changes to, modifications of, and extra work in addition to that identified in Exhibit A by submitting a Service Enhancement Request to SCT (TMD) from time to time during the term of this Agreement. SCT
(TMD) will not unreasonably reject any Service Enhancement Request. Upon the parties' execution of a Service Enhancement Request, the amount to be paid SCT
(TMD) under this Agreement and the time of performance will be adjusted as specified in the Service Enhancement Request. All such work will be executed under the terms and conditions specified in this Agreement.

SECTION 13.  TERMINATION.

         13.1 Events of Termination.  This Agreement may be terminated:

                  (a) By either party, to the extent permitted under applicable law, if the other ceases to function as a going concern, becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy, permits a petition in bankruptcy to be filed against it and such petition is not dismissed within sixty (60) days of filing, or admits in writing its inability to pay its debts as they mature, or if a receiver is appointed over a substantial part of its assets;

                  (b) By SCT (TMD) for Client's failure to pay any invoiced Exhibit D amount or other material fees/charges under this Agreement by thirty
(30) days after the payment due date [provided that upon SCT (TMD)'s failure to so receive payment by the end of such thirty (30) day period, SCT (TMD) must first provide Client with a notice that SCT (TMD) has not received such payment, and upon SCT (TMD)'s receipt of such past due payment prior to the expiration of fifteen (15) days after Client's receipt of such notice, such payment default will be deemed cured), it being understood by SCT (TMD) that Client may elect to make payment to SCT (TMD) with an express reservation of rights to assure continued performance by SCT (TMD) under this Agreement pending resolution of any disputes;

                  (c) By either party by reason of any other material breach of this Agreement by the other party which breach has not resulted in a reasonably acceptable plan for remedy or cure or which breach has not been remedied or cured after at least (90) days written notice delivered by the aggrieved party to the other party.

         13.2 Transition Plan Upon Expiration or Termination. Upon the expiration or termination of this Agreement, SCT (TMD) will provide a transition plan to Client at least sixty (60) days (or such shorter period that may be dictated by the circumstances of the termination of this Agreement) prior to the termination date hereof. The transition plan will provide that Client will have the right to extend offers of employment to SCT (TMD) employees as set forth in
Section 4.4(a). Client may not extend such offers of employment to personnel more than six (6) months prior to the scheduled transition date unless SCT (TMD) notifies Client that it intends to transfer an employee, in which case Client may make an offer to such employee immediately upon such notification. Offers of employment will identify the position being offered, annual salary, benefits, date of next review, and the manager to whom the employee will report. Employment with Client for the employees accepting the offers of employment will be the date of transition of OnSite Services back to Client under this Agreement. The transition plan will identify positions requiring transition, procedures in place supporting all responsibilities to be transitioned, documentation of existing personnel actions, and existing or planned projects and support activities.

         13.3 Payment of Unsecured and Secured Early Termination Fees. Client acknowledges and understands that SCT (TMD) is entering into this Agreement on the understanding that the fees for the goods and services to be provided by SCT
(TMD) to Client pursuant to this Agreement are based on a long term relationship and that an early termination of this Agreement will have a significant financial impact on SCT (TMD). Accordingly, upon the termination or expiration of this Agreement:

                  (a) Client will pay to SCT (TMD) the applicable Unsecured Early Termination Fee set forth in Exhibit E based on the increase or decrease, as applicable, in the Unsecured Early Termination Fee during the calendar year in which the effective date of termination occurs. For any date falling between the dates listed in Exhibit E, the amount of the Unsecured Early Termination Fee will be calculated by straight line interpolation using the two dates between which the termination date falls and prorating the respective amounts on a daily basis. The Unsecured Early Termination Fee will be due within thirty (30) days after the effective date of termination of this Agreement. The applicable Unsecured Early Termination Fee reflects in part the unamortized costs which will be incurred by SCT (TMD) as a result of an early termination of this Agreement. The Unsecured Early Termination Fee is not in the nature of, and will not be deemed to be, a penalty or liquidated damages, and is due and payable to SCT (TMD) in addition to, and not in lieu of, the Secured Early Termination Fee. Notwithstanding the payment of the Unsecured Early Termination Fee by Client, both SCT (TMD) and Client will be entitled to pursue all their respective rights and remedies, both at law and in equity.

                  (b) Client will additionally pay to SCT (TMD) the Secured Early Termination Fee set forth in Exhibit F based upon the dates provided for in Exhibit F for maintaining the letter of credit securing the amount of such Secured Early Termination Fee. For dates falling between the dates provided for in Exhibit F, the amount of the Secured Early Termination Fee on the applicable date will be the date on Exhibit F that immediately precedes the date in question. Upon the termination or expiration of this Agreement, SCT (TMD) or its financial assignee will have the right to draw upon such letter of credit for payment of the Secured Early Termination Fee. The applicable Secured Early Termination Fee reflects in part the unamortized costs which will be incurred by SCT (TMD) as a result of an early termination of this Agreement. The Secured Early Termination Fee is not in the nature of, and will not be deemed to be, a penalty or liquidated damages, and is due and payable to SCT (TMD) in addition to, and not in lieu of, the Unsecured Early Termination Fee. Notwithstanding the payment of the Secured Early Termination Fee by Client, both SCT (TMD) and Client will be entitled to pursue all their respective rights and remedies, both at law and in equity.

         13.4 Rights and Duties Upon Termination. Upon the expiration or termination of this Agreement and in consideration of Client's payment to SCT
(TMD) of all amounts and charges due to SCT (TMD) in accordance with this Agreement with or without any reservation of rights by Client:

                  (a) Each party will cooperate reasonably and in good faith with the other and/or its designees, so that the transition of OnSite Services rendered under this Agreement will be timely and efficient and implemented in a manner so as not to unduly interfere with Client's orderly conduct of its business or SCT (TMD)'s other operations.

                  (b) All Client's Confidential Information will be promptly delivered or returned (as applicable) to Client.

                  (c) All SCT (TMD)'s Confidential Information will be promptly delivered or returned (as applicable) to SCT (TMD), except that Client will be entitled to keep a copy of this Agreement even though this Agreement is the Confidential Information of SCT (TMD). Client will permit SCT (TMD) access to remove any of the foregoing and will not inhibit or prevent SCT (TMD) from doing so in any manner.

               (d) All office furniture, equipment, documents, records, books, tapes, disks and files provided by Client (which have not been disposed of with Client's permission) will be returned to Client in substantially the same condition as received, ordinary wear and tear excepted.

               (e) Subject to Client's payment to SCT (TMD) of all amounts due and owing under this Agreement, including without limitation both the applicable Unsecured Early Termination Fee and the applicable Secured Early Termination Fee, as part of its undertaking in connection with the transition plan referred to in Section 13.2 above, all as otherwise provided for in this agreement, SCT will use diligent efforts and take all action reasonably necessary (including without limitation executing and filing in appropriate jurisdictions UCC security interest releases) to promptly convey or arrange to convey to Client title in and to the Hardware to be listed on Exhibit B(2) and a continuing right of use for the Software to be listed on Exhibit B(2), free and clear of any security interests therein, including without limitation the security interests that Client was required to provide to SCT (TMD) or its financial assignee pursuant to Section 3.8 [SCT (TMD) representing that it will use the proceeds of the payment of the applicable Unsecured Early Termination Fee and the applicable Secured Early Termination Fee to such effect such unencumbered title for such Exhibit B(2) Hardware to Client, and to pay to SCT (MDS) any sums due and owing under either the License Agreement and/or the Maintenance Agreement]. Further, SCT (TMD) and SCT (MDS) will work with Client Cin good faith to assist Client in transitioning its relationship for the ADAGE Software from SCT (TMD) directly to SCT (MDS) under the License Agreement and Maintenance Agreement, as applicable. Such assistance will include, without limitation, promptly reconciling all appropriate ADAGE Software services and financial transactions for or in connection with the ADAGE Software, and using diligent, good faith efforts to minimize any impact that any early termination of this Agreement might otherwise have on Client's implementation of the ADAGE Software. 13.5 Survival of Obligations. All Client's obligations relating to SCT (TMD)'s Confidential Information, Client's indemnity and payment obligations, the obligations of Client to respect SCT (TMD)'s Intellectual Property Rights, and the provisions of this Agreement which by their terms survive termination of this Agreement, will survive termination of this Agreement for any reason. Termination of this Agreement by either SCT (TMD) or Client according to the terms hereof will be without prejudice to the terminating party's other rights and remedies under this Agreement, both at law and in equity.

SECTION 14.  SITE REFERENCE.

         Client agrees upon SCT (TMD)'s prior and reasonable request to act as a reference site for SCT (TMD) in connection with the services provided under this Agreement. In this connection, Client will, upon timely receipt of notice thereof, make its facilities and personnel reasonably available to SCT (TMD) as reasonably requested by SCT (TMD) to permit SCT (TMD) to provide site visits to current and prospective clients and to demonstrate any or all of the services provided by SCT (TMD) to Client under this Agreement.

SECTION 15.  GENERAL.

         15.1 Notices. Any notice required or permitted by this Agreement will be in writing and accomplished by registered or certified mail, personal delivery, or overnight courier. Such notice will be deemed to have been delivered three (3) days after it has been mailed by such certified or registered mail, one day after it has been delivered to the overnight courier, or upon delivery if sent by hand delivery:

         If to SCT (TMD):

                  SCT Software & Resource Management Corporation
                  Great Valley Corporate Center
                  Four Country View Road
                  Malvern, Pennsylvania  19355
                  ATTENTION:          President, Technology Management Division

                    With a copy to the same address, ATTENTION: General Counsel

         If to Client:

                  Curtice Burns Foods, Inc.
                  90 Linden Place
                  Rochester, New York  14603-0881
                  ATTENTION:  Vice President, Information Systems and Technology

                    With a copy to the same address,  ATTENTION: Chief Financial
               Officer


or to such other persons or addresses which Client or SCT (TMD) may from time to time designate in writing to the other.

         15.2 Waiver. Waiver of strict performance of any provision of this Agreement will not be deemed a waiver nor will it prejudice the waiving party's right to require strict performance of the same provision or any other provision in the future unless such waiver has rendered future performance commercially impossible.

         15.3 Assignment. Except as otherwise specifically provided for in this Agreement, neither this Agreement, nor any of either party's rights or obligations under this Agreement [except, in the case of SCT (TMD), as otherwise provided for in Section 6 of this Agreement], will be assignable without the prior written consent of both parties. For purposes of this Agreement, the acquisition of all or substantially all of SCT (TMD)'s outstanding capital stock or assets by a third party (that is, by an entity NOT controlled by, controlling or under common control with SCT (TMD)'s parent company, Systems & Computer Technology Corporation) will constitute an "assignment" requiring the prior written consent of both parties.

         Notwithstanding the foregoing, however, subject to the conditions and limitations hereinafter set forth, Client may assign this Agreement to any parent holding company of Client; or to any entity in which Client or its parent holding company has the right to elect a majority of directors, directly or indirectly, to the remotest tier; or to any entity formed or acquired after the Effective Date in which Client or its parent holding company has the right to elect a majority of directors, directly or indirectly, to the remotest tier; or to any other surviving entity which results from a merger, acquisition or the consolidation of Client; (any of the foregoing being referred to as a "Controlled Affiliate"); PROVIDED, HOWEVER, that if immediately after any of the foregoing events, the total employment of Client and all its Controlled Affiliates is not greater than twice the employment of Client and all its Controlled Affiliates as of the Effective Date. Prior to the effectiveness of any assignment permitted under this paragraph, Client must notify SCT (TMD) of such assignment, and the Controlled Affiliate to which Client so assigns its rights under this Agreement must execute an amendment to this Agreement [in a form reasonably acceptable to SCT (TMD)] specifying that such Controlled Affiliate assignee agrees to be bound by all terms and conditions of this Agreement. Further, in the event of an assignment pursuant to this paragraph, Client will guarantee such Controlled Affiliate's obligations arising under or in connection with this Agreement, and Client agrees to execute such documentation as SCT (TMD) may reasonably request to evidence and effect such Client position as guarantor. Still further, SCT (TMD)'s obligations regarding the nature, extend, scope and SCT (TMD) staffing requirements in providing OnSite Services to such Controlled Affiliate may not be materially greater than the same obligations that SCT (TMD) had in providing OnSite Services to Client.

         A  party's  failure  to abide  by the  restrictions  contained  in this
Section 15.3 will constitute a material breach of this Agreement giving rise to a right of termination of this Agreement by the non-breaching party.

         15.4 No Authority. Neither party will have any authority, and neither party will represent that it has any authority, to assume or create any obligation, express or implied, on behalf of the other party, except as provided in this Agreement. Each party is an independent contractor, and this Agreement will not be construed as creating a partnership, joint venture or employment relationship between the parties or as creating any other form of legal association that would impose liability on one party for the act or failure to act of the other party.

          15.5 Governing Law. This Agreement will be interpreted by the laws of the State of New York.

         15.6 Severability. If any part of this Agreement is found to be invalid, all other provisions will remain in full force and effect and the provisions found invalid will be enforced to the maximum extent enforceable by law.

         15.7 Force Majeure. Neither party will be liable for any delay or failure to perform its obligations under this Agreement to the extent that such delay or failure is caused by a force or event beyond the control of such party, including without limitation, war, embargoes, strikes, governmental restrictions, riots, fires, floods, earthquakes, or other Acts of God.

         15.8 Further Assurances. Each party will execute, acknowledge and deliver all documents, provide all information, and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

         15.9 Alterations. The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy under this Agreement, whether by agreement of the parties or by custom, course of dealing or trade practice, will not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought.

         15.10 No Third-Party Beneficiaries. Nothing contained in this Agreement will be construed to give any person other than SCT (TMD) and Client any legal or equitable right, remedy or claim under or with respect to this Agreement.

         15.11 Copies of Agreement. This Agreement may be executed in any number of copies, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         15.12 Incorporation by Reference. The Exhibits attached hereto are an integral part of and are hereby incorporated by this reference into this Agreement and made a part hereof.

         15.13 Number and Gender. All terms and words used in this Agreement regardless of the number and gender in which they are used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any paragraph or clause herein may require, the same as if such words have been fully and properly written in the number and gender.

         15.14 Headings. The headings of sections and paragraphs, if any, to the extent used herein are for convenience and reference only, in no way define, limit or describe the scope or intent of any provision hereof, and therefore will not be used in construing or interpreting the provisions hereof.

         15.15 Client Delay. Any delay, obstruction, or hindrance by Client which materially impacts SCT (TMD)'s ability to perform its obligations under this Agreement in a timely manner will excuse a delay in SCT (TMD)'s performance of its obligations under this Agreement, it being agreed by the parties that SCT
(TMD) will use good faith efforts to minimize the period of any such excusable delay on the part of SCT (TMD).

         15.16 Consents and Approvals. Whenever the consent or approval of a party under this Agreement is required, the consent or approval, if required to be obtained from SCT (TMD), must be given by a Senior Vice President or the President of SCT (TMD)'s Technology Management Division, and if required from Client, must be given by Client's Vice President/Information Systems and Technology.

         15.17 Right to Subcontract. SCT (TMD) will have the right to enter into subcontracts with other parties to provide certain of the services to be provided by SCT (TMD) under this Agreement, although SCT (TMD) will remain responsible to Client for the performance of any services performed by the subcontractor.

         15.18 Modification of Exhibits. The parties acknowledge that their intent is to enter into a long term relationship under the terms of this Agreement. Accordingly, as their respective priorities are modified during the Term, they will negotiate in good faith to make appropriate revisions and adjustments to this Agreement, including without limitation to the Exhibits of this Agreement.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         SECTION 16. ENTIRE AGREEMENT

         THIS AGREEMENT SIGNED BY BOTH PARTIES CONSTITUTES A FINAL WRITTEN EXPRESSION OF ALL OF THE TERMS OF THIS AGREEMENT AND IS A COMPLETE AND EXCLUSIVE STATEMENT OF THOSE TERMS. NEITHER PARTY WAS INDUCED TO ENTER INTO THIS AGREEMENT BY ANY STATEMENTS OR REPRESENTATIONS NOT CONTAINED IN THIS AGREEMENT. ANY AND ALL REPRESENTATIONS, PROMISES, WARRANTIES OR STATEMENTS BY ANY PARTY OR ITS AGENTS THAT DIFFER IN ANY WAY FROM THE TERMS OF THIS AGREEMENT WILL BE GIVEN NO FORCE OR EFFECT. THIS AGREEMENT WILL BE CHANGED, AMENDED OR MODIFIED ONLY BY WRITTEN INSTRUMENT SIGNED BY BOTH CLIENT AND SCT (TMD) AND WHICH WRITTEN INSTRUMENT EXPRESSLY AND UNAMBIGUOUSLY STATES THAT A PURPOSE THEREOF IS TO CHANGE, AMEND OR MODIFY THIS AGREEMENT. THIS AGREEMENT WILL NOT BE MODIFIED OR ALTERED BY ANY COURSE OF PERFORMANCE BY EITHER PARTY, OR BY USAGE OF THE TRADE. ANY PURCHASE ORDER OR SIMILAR DOCUMENT WHICH MAY BE ISSUED BY CLIENT IN CONNECTION WITH ANY SERVICES TO BE PROVIDED UNDER, OR ANY OTHER MATTER RELATING TO, THIS AGREEMENT WILL BE FOR CLIENT'S INTERNAL PURPOSES ONLY AND ANY TERMS AND CONDITIONS WHICH MAY BE INCLUDED IN SUCH PURCHASE ORDER OR OTHER DOCUMENT WILL NOT MODIFY IN ANY MANNER ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND WILL NOT BIND SCT (TMD) IN ANY MANNER AND WILL BE COMPLETELY INEFFECTIVE AND UNENFORCEABLE AGAINST SCT (TMD), EVEN IF IT IS INITIALED, SIGNED, OR ACKNOWLEDGED BY A REPRESENTATIVE OF SCT (TMD). THIS AGREEMENT INCLUDES ALL OF THE FOREGOING PROVISIONS AS WELL AS ALL EXHIBITS ATTACHED HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be affixed hereto as of the date first above written.

SCT SOFTWARE & RESOURCE                CURTICE BURNS FOODS, INC.
  MANAGEMENT CORPORATION

By:/s/ Cathy Welsh                       By:/s/ Dennis M. Mullen

Name and Title:  Cathy Welsh            Name and Title:  Dennis M. Mullen,
                 President                               President & CEO

Consent:
SCT MANUFACTURING &
  DISTRIBUTION SYSTEMS, INC.

By:  James D. Bennett

Name and Title:   J.D. Bennett, Dep. General Counsel

                                    EXHIBIT A

                                SCOPE OF SERVICES

SCT (TMD) will provide Client with OnSite Services described in this Exhibit A. The OnSite Services described in this Exhibit A will be the basis for the joint development of the Short Term Improvement Plan (STIP) and the Annual Work Plans
(AWP), as more fully described in this Exhibit A. These Plans will identify, more specifically, objectives, programs and schedules to be implemented during the term of the Agreement, as prioritized by the Client in such Plans. The parties agree that appropriate implementation details and procedures for all functions and services described in this Scope of Services will be incorporated in a procedures manual ("Procedures Manual"). During the Term, the Parties may also agree on different or additional services and amend this Scope of Services or the Procedures Manual in writing accordingly.

I.     GENERAL

       SCT (TMD) will, as more specifically described in this Exhibit A, operate and manage Client's computing and network environments identified in Exhibits B(1) and B(2). The Management Information Systems ("MIS") staff will be available as required to support normal business operations and to meet the performance commitments. SCT (TMD) will provide personnel and supplies for the overall management and operation of the above identified Client's operations and the management and operation of individual projects in connection therewith in accordance with the AWP. The parties acknowledge that, from time to time in a given year, the AWP may need to be amended to reflect changes in the Client's prioritization of OnSite Services that would otherwise have been provided thereunder.

II.    PLANNING AND PROGRESS REPORTING

       A.Planning.

         SCT (TMD) will provide technology planning services as specified in this Exhibit A at the strategic, tactical, and operational levels. SCT
         (TMD) will develop and maintain the STIP and AWPs, specifying the service delivery objectives for the time-frames covered by these plans.

         Client will  participate  with SCT (TMD) in the development of the STIP
         and  AWPs,  and  have   responsibility  for  establishing   appropriate
         priorities and policy directions.


         1.   Short-Term Improvement Program.

         Timing. Within ninety (90) days of the Commencement Date, SCT (TMD), with the cooperation of Client, will develop the STIP for Client review and approval. The STIP will address initial priority issues and quality improvement opportunities.

         Scope.   The STIP will identify actions to:

              o   Provide short-term service improvements;

              o   Continue delivery of computer services;

              o Identify areas of technology requiring further review during the AWP process; o Resolve existing critical application problems;

              o "Freeze" the Systems to be replaced by the ADAGE Software at their respective status as of the Commencement Date, without further modification except with the approval of the Client Contract Administrator;

              o Identify plans and projects to be completed within the 1998 fiscal year; and

              o Validate plans and projects (that is, those produced by Client prior to the Commencement Date) to be completed in order to achieve year 2000 Software compliance.

              As an addendum to the STIP, in conjunction with the ADAGE Software project, a master implementation schedule will be provided for the Hardware, Software and Systems Software to be acquired for Client's beneficial use as provided for in Exhibit B(2) and otherwise in this Agreement. A tentative high-level ADAGE Software implementation schedule is attached to this Exhibit A as Attachment 1. The parties acknowledge and agree that the actual master implementation schedule developed and included in the STIP will vary from Attachment 1 based on a variety of factors, such as, without limitation, Client's approval of the STIP itself; the sophistication and complexity of the Exhibit B(2) Hardware, Software and Systems Software actually selected; the dates upon which the Exhibit B(2) Hardware, Software and Systems Software are in fact selected and subsequently acquired; the agreement of the parties as to whether SCT (TMD) should modify the Application Software or Client should modify its business processes to address differences between Client's business processes and the functionality of the Application Software in question; and the availability of affected Client personnel to participate in planning and training sessions. In developing the STIP implementation schedule, however, the parties agree to use good faith efforts to conform to the high-level implementation schedule in Attachment 1.

         2.   Annual Work Plan.

         Timing. SCT (TMD), with the cooperation of Client, will develop an AWP by May 1998 for the year commencing July 1, 1998, and thereafter, by May of each year for each following fiscal year during the term of this Agreement.

         Scope. The AWP will identify recommended initiatives and services which are consistent with the direction established in the STIP and the annual AWPs. The AWP will identify activities, schedules, and deliverables for the OnSite Services to be provided under this Agreement. Specific components of computing which the parties anticipate will be included in the AWP include:

              o   Application Software;

              o   Hardware and Systems Software environment;

              o   Network structure supporting Client's information users;

               o User-based information access and management  methodologies and services; and

               o  Ongoing   operations   and  production   services   supporting
                  Application Software and Client users.

              The AWP will incorporate, in pertinent part, the master implementation schedule (more fully described under the STIP, above) for the Hardware, Software and Systems Software to be acquired for Client's beneficial use as provided for in B(2) and otherwise in this Agreement.

         3.   Client Approval of  STIP and AWPs

         After delivery of the STIP and each AWP, the Client Contract Administrator will have thirty days to review the plan and to notify SCT (TMD) in writing of its approval or disapproval thereof, and in the event of disapproval, the Client Contract Administrator will set forth the reasons for its disapproval in sufficient detail to permit SCT
         (TMD) to modify the Plan to the Client Contract Administrator's reasonable satisfaction. If after such thirty days have passed and the Client Contract Administrator fails to so notify SCT (TMD), the Plan will be deemed approved by the Client.

         4.   Disaster Recovery Plan

         Timing. SCT (TMD) will develop and deliver a disaster recovery plan by not later than twelve (12) months after the Commencement Date. The disaster recovery plan will set forth the procedures to be followed in order to resume Client's information service operations in the event of fire or other disaster that creates or results in a long-term interruption of data processing operations at the Tacoma, Washington or Rochester, New York Locations.

         5.  Staff Development Plan

         SCT (TMD) will provide to the Client, within six (6) months of the Commencement Date, a "Training and Development Plan" which will plan for the education and training of the Transitional Employees.

         B.   Progress Reporting

         1.   Annual Report

         A report outlining SCT (TMD)'s progress against the STIP (during the first year of the Agreement) and thereafter, the AWP for the prior fiscal year (commencing with a report on year ending June 30, 1998) will be provided to Client Contract Administrator by forty-five (45) days after the end of each fiscal year during the term of this Agreement.

         2.   Progress Report

         Progress Reports will be provided on a monthly basis to Client Contract Administrator. These reports will outline service delivery, project status and issues requiring the attention of Client Contract Administrator.

         3.   Annual Client Survey

         SCT (TMD) will provide Client with a survey to be distributed to the relevant users supported under the scope of this Agreement containing such questions as mutually determined by the SCT Executive Director and the Client Contract Administrator. SCT (TMD) will provide Client with the results of the survey.

III.     GENERAL MANAGEMENT AND BUSINESS OPERATIONS - MIS DEPARTMENT

         A.   Executive Management

         SCT (TMD) will provide management services as required in support of Client's executive level management, including:

               o  Strategic  technical  leadership,   planning,  consulting  and
                  guidance;

               o Assistance to Client executive  management in the establishment of policies and procedures governing the access, use and control of information resources;

              o  Strategic operations consulting and guidance;

              o Management recommendations in support of Client operations; and

              o Management of external  computing and technology related vendor relationships.

         B.   Operational Management

         SCT (TMD) will provide operational management services in connection with Client's computing environments to monitor and control the
         delivery  of  the  OnSite  Services   identified  in  this  Agreement,
         including:

              o Tactical leadership, planning, consulting and guidance in the computing area;

              o   Tactical operations management consulting and guidance;

              o   Project  management  of  application   support  and  computing
                  improvement projects;

              o Monitoring SCT (TMD)'s provision of OnSite Services to ensure the services are consistent with established Client policies and each AWP;

              o Coordination of the deployment and assignment of SCT (TMD) corporate staff to complement and augment SCT (TMD) site-based staff;

              o   Management   of  SCT   (TMD)   site-based   and   SCT   (TMD)
                  corporate-based staff performing OnSite Services for Client;

              o Support of Client's information systems related committees and sub-committees; and

              o Development of information technology policies and procedures in connection with Client's information systems.

         C.   Strategic, Tactical and Operational Planning

         SCT (TMD) will provide Client with assistance to plan and define a program for Client's computing environment, including:

             o The joint development of the STIP, AWPs, and Training and Development Plan;

             o Management and coordination of the development of the Plans, above;

             o Evaluation of new technologies and their applicability to Client's computing operations; and

             o Assistance in the development and review of the project plans for the major projects included in the relevant AWP.

         D.   Management Reporting

         SCT (TMD)'s Director will meet at least monthly with the Client Contract Administrator to review the status of day-to-day operations, to discuss issues which have arisen, and to review plans for the upcoming month. In addition, at either party's reasonable request from time to time during the performance of this Agreement, the Client Contract Administrator and SCT Executive Director and any other personnel designated by either the Client Contract Administrator or the SCT Executive Director will meet to review the progress of the parties under this Agreement.

         Specific reporting to Client will include:

              o Monthly reporting to the Client Contract Administrator on all major aspects of computer services; and

              o Providing reports periodically and upon special requests as reasonably requested by Client including: weekly, monthly, quarterly and annual and other cyclical printed reports at a time mutually agreed to by the Client and SCT (TMD).

         E.   Business Operations

         SCT  (TMD)  will  provide  business  support   functions  for  Client's
         computing environment, including:

              o   Implementing management reporting mechanisms as described in
                  D. above;

              o Developing a Management Information Services Department Policies and Procedures Manual;

              o Putting in place procedures and controls for managing Department assets: hardware and software inventory management; forms and supplies management; office equipment, and hardware/software service contracts;

              o Putting in place procedures for measuring and monitoring organizational performance;

              o   Participating in annual Client budget process;

              o Working with Client to implement controls and procedures for acquisitions of supplies/services, and other administrative requirements agreed upon by SCT (TMD) and Client and;

              o   Cooperating with all Client internal and external audits.

IV.      APPLICATION SOFTWARE SERVICES

         A.   Application Software Support

         SCT (TMD) is responsible for managing the support of the Application Software identified in Exhibit B(1)/generally described in Exhibit B(2) and specified in the AWPs. SCT (TMD)'s responsibilities include:

              o Maintain all existing Client application software until its planned replacement by the ADAGE Software or other Software, as applicable;

              o With the Client, identify existing Client application software not replaced with the ADAGE Software and undertake the conversion necessary for Year 2000 compliance. Such conversion effort will consist of up to eight (8) person-years absent Client-requested reallocation or supplementation of SCT (TMD) personnel resources providing OnSite Services;

              o Provide the necessary MIS resources to support the implementation of the ADAGE Software. Without limiting the foregoing, SCT (TMD) will not modify the ADAGE Software in such a manner as would abrogate the limited warranty therefor provided to Client by SCT (MDS) under the terms of the License Agreement, without first obtaining Client's approval in any instance;

              o Definition of Application Software specifications to be used in evaluating new software solutions for the user community;

              o Management and coordination of third party software vendors in carrying out their agreements;

              o Testing, as required to validate processing, data integrity, year 2000 compliance and/or performance, prior to the implementation of Application Software;

              o Scheduling of production and test parameters consistent with established procedures;

              o   Convert,  or in certain instances,  manage the conversion of
                  data  from   existing   Application   Software  to  the  new
                  environment;

              o Providing for the development of interfaces between the Application Software. Such interface development effort will consist of up to eight (8) person-years absent Client-requested reallocation or supplementation of SCT
                   (TMD) personnel resources providing OnSite Services; and

              o    Production turnover of all Application Software.

         B.   Application Software Maintenance

         SCT (TMD) is responsible  for ongoing  maintenance  of the  Application
          Software operational on the computer systems identified in Exhibit B(1)/generally described in Exhibit B(2). Client agrees that modifications or enhancements to the Systems to be replaced by the ADAGE Software are to be minimized and performed only upon compliance with the software modification process as defined in the Procedures Manual . These responsibilities include:

              o   Analysis  of all  modifications  agreed  to by SCT (TMD) and
                  Client   for   compliance   with   established   policy  and
                  procedures;

              o   Designing and monitoring changes;

              o   Performing   program   changes   in   accordance   with  the
                  specifications;

              o   Testing program changes;

              o   Documenting changes made;

              o   Implementing changes into production environment, and;

              o   Avoiding continued use of unsupported software.

         C.  Data Management

         SCT (TMD) is  responsible  for managing the  following  aspects of Data
Management:

         o    Data Integrity;

         o    Back-up and Recovery;

         o    Third-party access;

         o    Security, and;

         o    Availability.

         D.   Service Request Processing

         SCT (TMD) is responsible for continued  support of user  community's ad hoc requests and short range deliverables consistent with the specification of available resources allocated in the AWP and the approval of the Client Contract Administrator. This includes:

              o Logging of each request, including the requested delivery time-frame;

              o   Ensuring appropriate business review and prioritization;

              o   Tracking each request as progress is made on tasks identified;

              o User notification of status of request if completion is delayed;

              o User interaction on matters involving information technology and its use in their area;

              o Definition and clarification of issues to enable appropriate action to be taken;

              o   Analysis of service, maintenance, and enhancement requests;

              o Designing application changes for consistency with existing technologies and policies; and

              o   Programming to complete the agreed upon service requests.

         V.   TECHNICAL OPERATIONS

         SCT (TMD) will have responsibility for the operation and management of the mainframe and client server environments in Tacoma, WA. and in Rochester, NY as well as remote access to those systems. SCT (TMD) will operate the existing mainframe systems in both locations until the planned transfer of the mainframe environment in Tacoma, WA to Rochester, NY. After transition to Rochester, NY., SCT (TMD) will operate the mainframe environment only in Rochester, NY. SCT (TMD) is responsible for the following in connection with the Hardware, Systems Software and Application Software identified in Exhibit B(1)/generally described in Exhibit B(2).

         A.   General Operations

              o Operations and personnel to provide delivery of production computer services;

              o Interaction with the user community to understand their information requests and provide coordinating assistance in obtaining computer services;

              o    Preparing  and  publishing   written  reports   relative  to
                   computer resource utilization, personnel activity, system performance/stability and user support activities;

              o Establishment and maintenance of standards and procedures for computer operations;

              o    Planning  for  short-  and   long-term   growth   potential,
                   including computer capacity planning, facility planning and Hardware/Software installation planning.

         B.   Operations Support

              o Monitoring system functions through the use of command consoles, network monitoring tools, and ancillary support devices;

              o Monitoring system commands issued by the system such as tape mounts, console replies, printer operation and control unit operation;

              o Maintenance of records and documentation relating to Hardware and Application Software failures and the provision of notice of such failures to the appropriate personnel;

              o Provision of backup for files and maintenance of tape rotation policies;

              o   Provision of assistance and support in problem determination;

              o Maintenance of an inventory of computer supplies, including tapes, ribbons and paper.

         C.   Technical Services Support

              1.  Systems Software

         SCT (TMD) is responsible for supporting the maintenance of the Systems Software identified in Exhibit B(1)/generally described in Exhibit B(2). The goal of this function is to maintain vendor-supported releases and modification levels of Systems Software without sacrificing system reliability and availability.

         SCT (TMD) is also responsible for maintaining the performance of Systems Software, including when necessary:

              o Altering of system parameters to maintain the performance and efficiency of the Systems Software;

              o    Researching,   testing,   and  evaluating  available  vendor
                   provided Systems Software.


              2.  Support Software

         SCT (TMD) is responsible for maintenance of all vendor-supported utility and related software utilized in support of Client's Systems and related Application Software identified in Exhibit B(1)/generally described in Exhibit B(2). The goal of this function is to maintain releases and modification levels of the system support software without sacrificing System reliability and availability.

         SCT (TMD) is responsible for maintaining the effectiveness of the system support software, including when necessary:

              o    Vendor  contact,   coordination  and  management  of  vendor
                   supplied software maintenance;

              o Maintenance of the release and modification levels of existing system support software;

              o    Supporting  an  ongoing   program  for  the   evaluation  of
                   available application and support utility packages for Client's use; and

              o Monitoring utilization of existing system support software and providing management reports depicting results with recommendations for future support.

              3.  Technical Support

         SCT (TMD) is responsible for providing technical support in the form of consultation, problem determination, and general assistance to Client's data processing community. The goal of this function is to provide the benefit of systems programming knowledge and expertise to the Client.

         This support is provided in the following categories of service:

              o   Technical direction;

              o   Problem resolution; and

              o   Documentation.

         Activities in support of this function are:

              o Developing policies and procedures for access to the support staff;

              o Developing reply and escalation procedures for inquiry follow-up and tracking; and

              o    Providing   statistics  and   information  in  the  form  of
                   management reports that will allow Client to evaluate the overall performance of the technical support function.

              4.  Capacity Planning

         SCT (TMD) will periodically review and notify Client promptly in writing when the System, the Hardware, the Systems Software, the Application Software or any portion thereof, as identified in Exhibit B(1) or generally described in Exhibit B(2) is being used to a capacity at which the Client should consider any upgrade, enhancement and/or addition to prevent the same from failing to meet reasonable performance standards.

         D.   Production Services

         SCT (TMD) is responsible for the maintenance and enhancement of Client's production environment identified in Exhibit B(1)/generally described in Exhibit B(2). SCT (TMD) is responsible for maintaining site standards which include production programs, control files and production documentation. In addition to the foregoing, SCT (TMD) will monitor changes in the production environment, logging and tracking problems that develop. These activities include:

              o   Change Management;

              o   Problem Reporting;

              o   Production Documentation Maintenance;

              o   Production Environment Maintenance; and

              o   Security Administration.

         E.   Production Control

              SCT (TMD) is responsible for the following:

              o   Job scheduling;

              o   Job setup;

              o   Job submission and checkout;

              o   Output distribution consistent with existing practices;

              o   Problem resolution.

         F.   Data Administration and Security

               SCT (TMD) is responsible for those tasks necessary to create and maintain the data bases essential to the systems identified in Exhibits B(1) and B(2). These responsibilities include:

              o   Design of data bases and associated file structures;

              o Provide internal training of technical staff to provide knowledge of data management processes;

              o Monitoring of data usage to identify patterns, abuses, and tuning recommendations with available tools;

              o Development and maintenance of recovery procedures for restoration of the data bases and files to the most current version possible;

              o Perform error correction efforts to correct specific data integrity problems caused by logical or physical errors;

              o    Perform  problem  resolution   activities  to  identify  and
                   correct processing errors causing corruption to data bases and files;

              o Perform capacity planning to provide for availability of resources for the storage and retrieval of data;

              o Provide vendor interaction to maintain relationships with required providers of data base software and support products;

              o   Provide support for data translation or conversion, and;

              o   Provide support for remote third party real-time access.

         G.   Microcomputer Services

         Microcomputers  and  local  area  networks  (LANs)  listed  on  Exhibit
          B(1)/generally described in Exhibit B(2) are supported through "Technical Services" and "Application Services". SCT (TMD) will provide the following additional services in connection with those microcomputers listed on Exhibit B(1)/generally described in Exhibit B(2).

         1.  Consulting

         SCT  (TMD)  will   provide  user   consulting   services  for  standard
         microcomputer packages identified in Exhibit B(1).

         2.   Installation and Relocation

         SCT (TMD) will provide configuration, installation, and relocation services for the Client workstations listed in Exhibit B(1)/generally described in Exhibit B(2).

         3.   Service

         SCT (TMD) will provide maintenance and repair services for all microcomputers and terminals used in conjunction with the Services provided in this Agreement either internally or by contracting with a maintenance vendor. SCT (TMD) will ascertain the number of Client microcomputers and terminals in use as of the Commencement Date as part of the inventory to be conducted to ascertain the computing environment pursuant to Exhibit B(1). SCT (TMD) will provide appropriate maintenance and repair services within an environment where microcomputers are refreshed on a four year cycle.

         4.   New Microcomputer Configuration

         Definition of the standard microcomputer will take place for each year after the first year as part of the AWP process.

VI.      DATA NETWORK MANAGEMENT

         SCT (TMD) will:

              o Provide management, consultative and administrative support for Client's data network and operating environment, and;

              o Be responsible for maintaining Client's network plan, schematics, and end-user documentation relating to Client's plan for the management of the wide area and local area networks.

         Changes in Client's wide area and local area networks are expected to occur over time. SCT (TMD) will inform Client of additional operational support needs if delivery of other obligations is negatively impacted by this growth. At such point, SCT (TMD) will notify Client of the need to consider additional resources. The metric used to determine the staffing levels required to support the networks will be defined in the Procedures Manual and will change over time due to changes in technology and/or tools. SCT (TMD) will provide senior network technical and administrative support to perform these wide area and local area network services.

         Client and SCT (TMD) will periodically review the nature of the services required in connection with management of Client's wide area and local area networks, and will determine whether additional resources are appropriate to support such wide area and local area management services, and if so, the manner in which such services will be provided, e.g., via additional Client resources or via Supplemental Services from SCT (TMD).

VII.     HELP DESK CENTER AND STAFFING

         SCT (TMD) will:

                  Provide a centralized help desk which will be the focal point for end user support services for Client users. The services provided by the help desk include:

                    o    Responding   to   requests   from   Client   staff  for
                         service/support;

                    o Assistance in the operation of supported applications identified in Exhibits B(1) and B(2);

                    o    Coordinate hardware acquisition and maintenance;

                    o    Guidance on procedures which support Client computing;

                    o Support during SCT (TMD)'s posted operating hours, as such hours are mutually agreed to by Client and SCT
                         (TMD) and as described in the Procedures Manual;

                    o    On-site consultation and support;

                    o Automated tracking and reporting software for help desk operations;

                    o Route and track calls which require escalation to the specialized support teams; and

                    o Maintenance of a technical library of the documentation, as available from SCT (TMD) and/or as provided to SCT (TMD), for the Software being supported by SCT (TMD).

         For every 150 additional workstations added to Client's physical inventory after the Commencement Date of this Agreement (beyond a total of 800), one additional microcomputer specialist will be required to augment the help desk staff. SCT (TMD) will notify Client in writing of the additional costs required to provide such increased staff. Client will notify SCT (TMD) in writing, by not later than thirty (30) days after SCT (TMD) provides Client with notice of the additional staff required, of its desire and intent to acquire the additional staff. If no notice is provided to SCT (TMD) in connection with Client's election in connection with the acquisition of such staff, SCT (TMD)'s help desk support will not be increased.



                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

VIII.    PERFORMANCE MEASUREMENT CRITERIA AND REPORTING

         For Client to measure SCT (TMD)'s performance, specific service components and measurement criteria will be defined for the Systems in production. In conjunction with the development of the AWP, SCT (TMD) will, by not later than 180 days after the Commencement Date, collect statistics on, evaluate, measure, record and provide service levels in connection with the current, or desired, as mutually agreed to by the parties, baseline performance of the Systems (the "Baseline Service Levels"). The performance measures set forth in this Section VIII of Exhibit A apply only to the operation of the Systems to be provided to Client by SCT (TMD) under the terms of this Agreement. Notwithstanding the foregoing, neither the Baseline Service Levels nor the performance measures set forth in this Section VIII of Exhibit A will apply in the case of a declared disaster (a "Declared Disaster"), as such term is defined in the disaster recovery plan to be provided by SCT (TMD) to Client under the terms of this Agreement (the "Disaster Recovery Plan"). The Disaster Recovery Plan will specify performance measures which will apply in the case of a Declared Disaster.

         MONTHLY PERFORMANCE REVIEW

         A monthly review of performance will be held between the SCT Executive Director and the Client Contract Administrator. SCT (TMD) will notify Client, as part of the monthly review meeting, of any performance variances and actions planned to address such variances. SCT (TMD) will not be responsible for variances from performance measurements resulting from situations beyond the control of SCT (TMD). If such variance is due to situations within the control of SCT (TMD), the SCT Executive Director will be required to provide an explanation of those variances and plans to bring those criteria within the Performance Levels.

         ANNUAL REVIEW

         SCT (TMD) will provide, as part of its annual report, an analysis of SCT (TMD)'s performance against the measurement criteria set forth in this Part VIII of Exhibit A. Client will notify SCT (TMD) in writing, within ten (10) business days after the annual review meeting, of any specific areas in which SCT (TMD)'s performance is inconsistent with the report. If Client fails to so notify SCT (TMD) of any inconsistencies within the ten (10) business days, such performance will be deemed consistent with the report. If Client so notifies SCT
(TMD) of any specific areas of inconsistency, SCT (TMD) will have ten (10) business days to formally respond to Client, either accepting Client's objections or providing Client with additional information supporting SCT
(TMD)'s analysis. In any event, SCT (TMD) will not be responsible for variances from performance measurements resulting from situations beyond the control of SCT (TMD). By mutual agreement, these may be revised to reflect changes in relevant service components and appropriate performance objectives. The
Performance Goal identified for each service component is that level of performance which SCT (TMD) will strive to attain. The Performance Level for each service component is that level of performance which SCT (TMD) should consistently provide, in all material respects, over an extended period of time during the term of the Agreement. In addition to the performance criteria set forth below, each AWP will include, as applicable, standards, such as program schedules, against which SCT (TMD)'s performance of the tasks identified therein can be measured.

         Management

         Timeliness of Status Reports: Status reports will be provided monthly and annually. Formats of status reports will be mutually agreed to by the SCT Executive Director and the Client Contract Administrator.

         Performance Goal: 100% within one day of schedule
         Performance Level:         99% within one week of schedule

         Production Services

         Job  Turnaround:           Measures  the  timeliness  for  the
processing of scheduled production batch jobs by SCT (TMD).

         Performance Goal: 95% within 24 hours
                                    100% within 48 hours
         Performance Level:         90% within 24 hours
                                    99% within 72 hours

         Timeliness of Reports:     Measures the  timeliness of the delivery of
centrally printed production reports to the end user departments where appropriate.

         Performance Goal: 90% within 2 hours of scheduled delivery
         Performance Level:         90% within one business day

         Change  Management:        Measures the  effectiveness  of  management
in planning  and  controlling  changes to the  production environment.

         Performance Goal:          99% of changes to the production environment
                                    will be processed and controlled through a formal Change Management process

         Performance Level:         90% of changes to the production environment
                                    will be processed and controlled through a formal Change Management process

         Technical Services Support

         Systems Software Currency: Measures the effectiveness of maintaining Systems Software to appropriate levels of currency.

         Performance Goal:          Maintain all Systems Software components to
within two major vendor recommended releases of currency

         Performance Level:         Maintain all Systems Software components to
within three major vendor  recommended releases of currency

         Critical Problem Resolution: Measures the effectiveness in providing timely responses to reported Systems Software problems which affect production system availability, to the extent SCT (TMD) receives support or resolution from the Systems Software supplier.

         Performance Goal:          95% of problems are resolved within 2 hours
                                    of the receipt of the problem report

                                    99% of problems are resolved within 24 hours of the problem report

         Performance Level:         90% of problems are resolved within 24 hours
                                    of the receipt of the problem report

                                    99% of problems are resolved within 72 hours of the problem report

         Non-Critical Problem Resolution: Measures the effectiveness in providing timely responses to reported Systems Software problems which affect production system performance or function but do not affect availability, to the extent SCT (TMD) receives support or resolution from the Systems Software supplier.

         Performance Goal:          95% of problems are resolved within one week
                                    of the receipt of the problem report

                                    99% of problems are resolved within 30 days of the problem report

         Performance Level:         90% of problems are resolved within two
                                    weeks of the receipt of the problem report

                                    95% of problems are resolved within 60 days of the problem report


         Unscheduled Systems Software and Application Software Outages: Measures the overall effectiveness of the change and problem management functions in limiting the frequency of production system outages caused by Systems Software.

         Performance Goal:    99% up time measured monthly against wall clock
         Performance Level:   97.5% up time measured monthly against wall clock

         Application Software

         Application  Software  Enhancements:  Measures the  effectiveness  of completing  and  implementing
                                               requested and approved
                                               enhancements to Application
                                               Software.

         Performance Goal:          95% completed within the approved schedule
                                    once final requirements have been approved

         Performance Level:         90% completed within 30 days of the approved
                                    schedule once final requirements have been approved

         Application  Software  Maintenance:  Measures the effectiveness of completing and implementing
                                              required maintenance to the
                                              Application Software.

         Performance Goal:          95% completed within the approved schedule
                                    once final requirements have been approved

         Performance Level:         95%  completed  within two weeks of the
                                    required schedule once final requirements have been approved

         Help Desk

         Responsiveness:  Measures the effectiveness of Level 1 support through the percent of calls closed during the first call.

         Performance Goal:          80% closed during the first call
         Performance Level:         70% closed during the first call

         Technical  Support:  Measures  the  effectiveness  of the Level 2 technical support through the percent of calls closed within a specific time-frame.

         Performance Goal: 90% closed within 24 hours of the call being forwarded to "level 2" status

         Performance Level:         80% closed within 24 hours of the call being
                                    forwarded to "level 2" status

                                                          ATTACHMENT 1 TO

                                                             EXHIBIT A

                                                           (See attached)

                                [GRAPHIC OMITTED]

                                  EXHIBIT B(1)

 EXISTING SYSTEMS COMPONENTS FOR WHICH SCT (TMD) HAS OPERATIONAL RESPONSIBILITY


By not later than ninety (90) days after the Commencement Date, SCT (TMD) will validate and update the list of the Systems Components installed and in use by Client as of the Commencement Date SCT (TMD) acknowledges receiving as of the Effective Date, and which list is deemed incorporated herein by this reference as fully as if written out below). SCT (TMD) will formally update Exhibit B(1) as part of each AWP. Exhibit B(1) will be deemed amended to include each Systems Component for which SCT (TMD) provides Client with a right of use during the Term. Without limiting the foregoing, SCT (TMD) will formally update Exhibit B(1) as part of each AWP.

                                                            EXHIBIT B(2)

          REPLACEMENT SYSTEMS COMPONENTS FOR WHICH SCT (TMD) WILL HAVE
                           OPERATIONAL RESPONSIBILITY

Based on the following budget limitations, SCT (TMD) will provide Client with the right of use for the following substitutional Systems over the Term:

                                                                       Amount


Desktop Workstations                                                $  750,000

Local Area Network Servers                                          $  100,000


Desktop Software (including ADAGE Software peripheral               $  150,000
Systems)


ADAGE Software - Application Software                               $1,000,000


ADAGE Software Implementation [includes estimated travel            $1,350,000
and living expenses for SCT (MDS) implementation
personnel]


As part of each AWP, SCT (TMD) will annually update Exhibit B(2) by providing a listing of all Systems components for which SCT (TMD) has, through the date of such AWP, obtained a right of use for Client, and such updated Exhibit B(2) will be deemed automatically incorporated into this Agreement.

                                    EXHIBIT C

                         TRANSITIONED EMPLOYEE POSITIONS


   Location                        Position                    FTE


At Montezuma, GA         Network Administration                 1

At Tacoma, WA            Application Developer                  1
                         Computer Operator                      1
                         Enterprise Network Manager             1
                         Network Administrator                  1
                         Network Support Administrator          1
                         Network Technician                     2
                         Operations Supervisor                  1
                         Process Analyst                        1
                         Project Manager                        1
                         User Training Specialist               1

At Rochester, NY         Application Developer                  8
                         Computer Operator                      1
                         Dir. of Tech. Services Network         1
                         Dir. of Tech. & Development            1
                         Dir. of App. Tech. & Development       1
                         EDI/EC Specialist                      1
                         Network Administration                 2
                         Operations Supervisor                  1
                         PC Tech. Support Specialist            1
                         Process Analyst                        1
                         Project Manager                        3
                         Sr. Computer Operator                  1
                         Systems Programmer                     1
                         User Training Specialist               1

At Benton Harbor, MI    Network Administrator                   1
                                                               --
Total                                                          37
                                                               ==

                                                             EXHIBIT D


                                PAYMENT SCHEDULE


Contract Year      Year 1       Year 2     Year 3      Year 4      Year 5     Year 6     Year 7     Year 8     Year 9      Year 10


Annual Payment  $5,000,000  $5,200,000  $5,200,000  $5,200,000  $5,200,000 $5,200,000 $5,100,000 $4,849,000 $4,400,000  $4,400,000


Contract Year    Year 1     Year 2      Year 3     Year 4        Year 5     Year 6     Year 7      Year 8      Year 9     Year 10


Labor Component$4,155,000 $3,893,000* $3,130,000* $2,526,000* $2,535,000* $2,440,000* $2,440,000* $2,410,000* $2,410,000*$2,410,000*



*  Represents portion of Annual Payment that is subject to Cost of Living Adjustment, as provided for in Section 6.2 of Agreement.

                                                            EXHIBIT D(1)

                                Excluded Expenses



      Data Processing costs associated with the support of equipment and Systems not identified in Exhibits B(1) and B(2).

      License Fees and maintenance costs for the ADAGE Software (and related software licensed under the License Agreement) in excess of the number of concurrent users licensed in Exhibit 1 of the License Agreement.

      Costs associated with Curtice Burns retained positions.

                                                            EXHIBIT D(2)

                                INCLUDED EXPENSES



Contract Year      Year 1      Year 2    Year 3    Year 4     Year 5     Year 6     Year 7     Year 8     Year 9      Year 10


Not to Exceed   $2,329,000 $1,734,000 $1,684,000 $1,043,000 $1,024,000 $1,025,000 $1,025,000 $1,026,000 $1,027,000  $1,022,000
Amount


This Exhibit D(2) represents one component of the total cost of OnSite Services. The expenses on this Exhibit D(2) are representative of data processing operating costs such as, but not limited to, the following: Hardware maintenance, supplies, communications lines, technology refreshment, etc. The Included Expenses are subject to the conditions of Section 6 under this Agreement.

                                                             EXHIBIT E

                    UNSECURED EARLY TERMINATION FEE SCHEDULE


The Unsecured Early Termination Fee will be prorated to the effective date of termination.

          Date                         Amount

  As of the Effective Date           $  888,000

       June 29, 1998                 $  888,000

       June 29, 1999                 $1,763,000

       June 29, 2000                 $2,783,000

       June 29, 2001                 $2,995,000

       June 29, 2002                 $3,322,000

       June 29, 2003                 $3,418,000

       June 29, 2004                 $2,234,000

       June 29, 2005                 $1,227,000

       June 29, 2006                 $  624,000

       June 29, 2007                 $        0

                                                             EXHIBIT F

           SECURED EARLY TERMINATION FEE SCHEDULE


           Date                      Amount

 As of the Effective Date          $3,700,000

      June 30, 1998                $4,300,000

      June 30, 1999                $3,600,000

      June 30, 2000                $2,500,000

      June 30, 2001                $1,200,00

      June 30, 2002                $       0

                                                             EXHIBIT G

                        DEVELOPED SOFTWARE LICENSE TERMS

SCT (TMD) grants Client a perpetual, non-exclusive, non-transferable license to use, execute and copy as needed to use the Developed Software, in both object code and source code form, at any locations and on any number of processors and related peripherals, all in accordance with all other terms and conditions of the Agreement. Any rights not expressly granted in this Agreement are expressly reserved.

         (1) Client will not disclose all or any part of the source code for the Developed Software to any person except: (i) Client employees with a "need to know"; and (ii) consultants with a "need to know" who, prior to obtaining access to the Developed Software, have executed a non-disclosure agreement substantially in a form acceptable to SCT (TMD).

         (2) Client can copy the documentation for the Developed Software as needed for its use in accordance with the terms of the Agreement.

         (3) Client is prohibited from causing or permitting the reverse engineering, disassembly or decompilation of the Developed Software. Client will not allow the Developed Software, in whole or in part, to be exported outside of the United States of America, in any manner or by any means, without in each instance obtaining SCT (TMD)'s prior written consent (such consent which SCT
(TMD) will not unreasonably withhold or delay) and, if required, a validated export license from the Office of Export Administration within the U.S. Department of Commerce and such other appropriate United States governmental authorities.

         (4) Client may modify, improve, enhance and compile the Developed Software. Client may develop software derivative of or interfacing with the Developed Software.

         (5) Client is prohibited from removing or altering any of the Intellectual Property Rights notice(s) embedded in or that SCT (TMD) otherwise provides with the Developed Software. Client must reproduce the unaltered Intellectual Property Rights notice(s) in any copies that Client makes of the Developed Software.

         (6) Subject to the payment terms provided for in this Agreement, the provisions of the license granted hereunder and all related rights and obligations, will survive the term or termination of this Agreement for any reason.